UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): December 5, 2011

COLONIAL PROPERTIES TRUST
(Exact name of registrant as specified in its charter)

Alabama	1-12358	59-7007599
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification
of incorporation)		Number)
COLONIAL REALTY LIMITED PARTNERSHIP
(Exact name of registrant as specified in its charter)

Delaware	0-20707	63-1098468
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification
incorporation)		Number)

2101 Sixth Avenue North, Suite 750, Birmingham, Alabama 35203
(Address of principal executive offices) (Zip Code)

(205) 250-8700
(Registrant's telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.

On December 5, 2011, Colonial Properties Trust's (the "Trust's") operating partnership, Colonial Realty Limited Partnership ("CRLP"; and together with the Trust, the "Company"), entered into an agreement to repurchase the remaining 1,000,000 outstanding 7.25% Series B Cumulative Redeemable Preferred Units of CRLP, par value $50.00 per unit (the “Preferred Units”), from the existing holders for $47.5 million (plus an amount equal to accrued but unpaid dividends as of the closing date). The Preferred Units had originally been issued in a private placement in February 1999 and are exchangeable for 7.25% Series B Preferred Shares of the Trust, in whole or in part at anytime on or after January 1, 2014, at the option of the holders. The repurchase is subject to the satisfaction of customary closing conditions and is currently expected to occur in January 2012. If completed, the Company anticipates that CRLP will use funds from asset dispositions and its existing unsecured credit facility to fund the purchase price.

* * *

               “Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Certain statements in this Current Report on Form 8-K may constitute, “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and involve known and unknown risks, uncertainties and other factors that may cause the Company's actual results, performance, achievements or transactions to be materially different from the results, performance, achievements or transactions expressed or implied by the forward-looking statements. Factors that impact such forward-looking statements include, among others, changes in national, regional and local economic conditions, which may be negatively impacted by concerns about inflation, deflation, government deficits, high unemployment rates, decreased consumer confidence and liquidity concerns, particularly in markets in which we have a high concentration of properties; exposure, as a multifamily focused REIT, to risks inherent in investments in a single industry; ability to obtain financing on favorable rates, if at all; performance of affiliates or companies in which we have made investments; changes in operating costs; higher than expected construction costs; uncertainties associated with the timing and amount of real estate disposition and the resulting gains/losses associated with such dispositions; legislative or regulatory decisions; the Company's ability to continue to maintain its status as a REIT for federal income tax purposes; price volatility, dislocations and liquidity disruptions in the financial markets and the resulting impact on availability of financing; the effect of any rating agency actions on the cost and availability of new debt financings; level and volatility of interest or capitalization rates or capital market conditions; effect of any terrorist activity or other heightened geopolitical crisis; or other factors affecting the real estate industry generally.

Except as otherwise required by the federal securities laws, the Company assumes no responsibility to update the information in this Current Report on Form 8-K.

The Company refers you to the documents filed by the Company from time to time with the Securities and Exchange Commission, specifically the section titled “Risk Factors” in the Company's Annual Report on Form 10-K for the year ended December 31, 2010, as may be updated or supplemented in the Company's Form 10-Q filings, which discuss these and other factors that could adversely affect the Company's results.

This Current Report on Form 8-K is being filed or furnished, as applicable, on behalf of Colonial Properties Trust (“CLP”) and Colonial Realty Limited Partnership (“CRLP”) to the extent applicable to either or both registrants. Certain of the events disclosed in the items covered by this Current Report on Form 8-K may apply to CLP only, CRLP only or both CLP and CRLP, as applicable.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COLONIAL PROPERTIES TRUST

December 5, 2011	By:	/s/ C. Reynolds Thompson, III
C. Reynolds Thompson, III
President and Chief Financial Officer

COLONIAL REALTY LIMITED PARTNERSHIP

By: Colonial Properties Trust, its general partner

December 5, 2011	By:	/s/ C. Reynolds Thompson, III
C. Reynolds Thompson, III
President and Chief Financial Officer